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                                                                   Exhibit 10.39


                                  THE USEC INC.
                            PENSION RESTORATION PLAN

                          (EFFECTIVE SEPTEMBER 1, 1999)














                                 SEPTEMBER 1999








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TABLE OF CONTENTS



Section        ..............................................................................................................Page

Article I - Establishment and Purpose...........................................................................................1
   1.1         Establishment....................................................................................................1
   1.2         Purpose..........................................................................................................1
   1.3         Application of Plan..............................................................................................1

Article II - Definitions and Construction.......................................................................................2
   2.1         Definitions......................................................................................................2
   2.2         Gender and Number................................................................................................2
   2.3         Severability.....................................................................................................2
   2.4         Applicable Law...................................................................................................2
   2.5         Plan Not an Employment Contract..................................................................................2

Article III - Participation in the Plan.........................................................................................3
   3.1         Participants.....................................................................................................3
   3.2         Benefit Payments.................................................................................................3

Article IV - Benefits...........................................................................................................4
   4.1         Amount of Benefits...............................................................................................4
   4.2         Form of Payment..................................................................................................4
   4.3         Commencement Date................................................................................................4
   4.4         Death Benefits...................................................................................................4
   4.5         Disability Benefits..............................................................................................4
   4.6         Funding..........................................................................................................5
   4.7         Tax Withholding..................................................................................................5
   4.8         Nontransferability...............................................................................................5

Article V - Administration......................................................................................................6
   5.1         Administration...................................................................................................6
   5.2         Costs............................................................................................................6
   5.3         Finality of Determination........................................................................................6
   5.4         Indemnification and Exculpation..................................................................................6

Article VI - Named Fiduciary and Claims Procedure...............................................................................7
   6.1.        Named Fiduciary..................................................................................................7
   6.2         Payment of Benefits..............................................................................................7
   6.3         Denied Claim.....................................................................................................7
   6.4         Written Notice...................................................................................................7
   6.5         Appeal...........................................................................................................8
   6.6         Review of Appeal.................................................................................................8
   6.7         Hearing..........................................................................................................9
   6.8         Written Decision.................................................................................................9

Article VII - Merger, Amendment, and Termination...............................................................................10
   7.1         Merger, Consolidation, or Acquisition...........................................................................10
   7.2         Amendment and Termination.......................................................................................10


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                                    USEC INC.
                            PENSION RESTORATION PLAN

                      ARTICLE I - ESTABLISHMENT AND PURPOSE

            1.1 Establishment. USEC Inc. (the "Corporation"), hereby establishes, effective as of September 1, 1999, a nonqualified retirement and death benefit plan to be known as the "USEC Inc. Pension Restoration Plan" (the "Plan").

            1.2 Purpose. The general purposes of this Plan are to (a) provide the amount of the benefit which would otherwise be paid under the Employees' Retirement Plan of United States Enrichment Corporation (the "Qualified Plan") but which cannot be paid under that plan on account of the limitations imposed by the Internal Revenue Code of 1986 ("Code"), and (b) provide supplemental death benefits to the beneficiaries of certain Participants.

            1.3 Application of Plan. The terms of this Plan are applicable only to eligible employees of the Corporation who are in the active employ of the Corporation on or after the effective date of the Plan.



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                    ARTICLE II - DEFINITIONS AND CONSTRUCTION

            2.1 Definitions. Unless otherwise indicated, the terms used in this Plan shall have the same meaning as they have under the Qualified Plan, as amended from time to time, except that:

(a) The definition of "Compensation" shall also include (i) amounts deferred by a Participant under the terms of any nonqualified deferred compensation plan maintained by the Corporation, (ii) amounts in excess of the limitations set forth in Section 1.15 of the Qualified Plan that specify the maximum amount of employee compensation that can be taken into account under Section 401(a)(17) of the Code (the "Section 401 Limits") for determining qualified retirement plan benefits, and (iii) amounts included in a Participant's taxable income upon the lapse of restrictions on shares of restricted common stock of the Corporation awarded under the USEC, Inc. Annual Incentive Program and governed by the USEC, Inc. 1999 Equity Incentive Plan.

(b) The definition of "Final Average Compensation" shall mean, for any Participant as of any date, the average annual Compensation paid to the Participant by the Corporation for the five (5) consecutive years, commencing on or after February 3, 1999, immediately preceding the Commencement Date, or, if the Commencement Date occurs prior to February 3, 2004, the average annual Compensation for the number of years from February 3,1999 to the Commencement Date. In the event the Commencement Date occurs prior to February 3, 2000, then the "Final Average Compensation" shall mean the Compensation paid to the Participant by the Corporation for the period commencing on February 3, 1999 and ending on the Commencement Date.

            2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

            2.3 Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Corporation shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

            2.4 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware.

            2.5 Plan Not an Employment Contract. This Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.




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                     ARTICLE III - PARTICIPATION IN THE PLAN

            3.1 Participants. Eligibility for membership in the Plan shall be determined by the Committee of the Board in its sole discretion, on an individual basis, but each Participant must be a member of a select group of management or highly-compensated employees of the Corporation and must be eligible to participate in the Qualified Plan.

            3.2 Benefit Payments. The payment of benefits to the Participant or his beneficiary under this Plan is conditioned upon the continuous employment of the Participant by the Corporation (including periods of disability and authorized leaves of absence) from the date of participation in the Plan until the Participant's retirement from the Corporation, disability, or death, whichever first occurs.




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                              ARTICLE IV - BENEFITS

            4.1     Amount of Benefits.   The benefit payable under this
Plan to the Participant shall be equal to the difference between the amount in
(1) and the amount in (2) where --

                        (1) is the amount of the benefit, as elected by the Participant, that would be payable under the Qualified Plan before the application of the Section 401 Limits and the Section 415 Limits and by using the definition of compensation as provided in this Plan; and

                        (2) is the amount of the benefit, as elected by the Participant, actually payable under the Qualified Plan.

            4.2 Form of Payment. Benefits payable under this Plan shall be paid in the same manner as benefits payable under the Qualified Plan. However, if the lump sum actuarial equivalent of any benefits payable is $10,000 or less, the Committee may, in its sole discretion, direct the payment of such benefits due a Participant, spouse, or beneficiary under this Plan in the form of such lump sum amount. The actuarial assumptions for computing the lump sum amount shall be the same actuarial assumptions used to compute a lump sum amount under the Qualified Plan. The payment of the lump sum shall be in full discharge of the Corporation's obligations under this Plan to the Participant, his spouse, or beneficiaries.

            4.3 Commencement Date. Benefits payable under this Plan shall commence on or about the same date that benefits commence under the Qualified Plan.

            4.4 Death Benefits. No death benefit shall be paid under this Plan except as provided in this section. A death benefit shall be payable to a surviving spouse or other beneficiary designated by the Participant if a death benefit is payable under the terms of the Qualified Plan. Such death benefit shall be computed using the same factors and assumptions used to compute the applicable death benefit under the Qualified Plan and shall be paid in the same form as such death benefit, except that the amount of the death benefit shall be computed with respect to the amount of the benefit the Participant accrues under this Plan.

            4.5 Disability Benefits. A disability benefit shall be paid to a Participant if and to the same extent a disability benefit is payable under the terms of the Qualified Plan. Such disability benefit shall be computed using the same factors and assumptions used to compute the applicable disability benefit under the Qualified Plan and shall be paid at the same time and in the same form as such disability benefit, except that the amount of the disability benefit shall be computed with respect to the amount of the benefit the Participant accrues under this Plan.


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            4.6     Funding. All amounts paid under this Plan shall be paid in cash from the general assets of the Corporation. Benefits shall be reflected on the accounting records of the Corporation but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. No employee shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that the Corporation may purchase, establish, or accumulate to aid in providing the benefits described in this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Corporation and an employee or any other person. Neither an employee nor a beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor.

            4.7 Tax Withholding. The Corporation may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Corporation may reasonably estimate as necessary to cover any taxes for which the Corporation may be liable and which may be assessed with regard to such payment.

            4.8 Nontransferability. An employee or his beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.




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                           ARTICLE V - ADMINISTRATION

            5.1 Administration. The Plan shall be administered by the Committee of the Board. The Committee shall have the authority to interpret the Plan, to adopt and review rules relating to the Plan and to make any other determinations for the administration of the Plan, including the authority to delegate to the Named Fiduciary such activities and responsibilities as are necessary for the day to day management and administration of the Plan.

            Subject to the terms of the Plan, the Committee shall have exclusive jurisdiction to (a) select the employees eligible to become Participants, (b) determine the eligibility for, and form and method of any benefit payments, (c) establish the timing of benefit distributions, and (d) settle claims according to the provisions in Article VI.

            5.2 Costs. The Committee may employ such counsel, accountants, actuaries, and other agents as it shall deem advisable. The Corporation shall pay the compensation of such counsel, accountants, actuaries, and other agents and any other expenses incurred by the Committee in the administration of the Plan.

            5.3 Finality of Determination. The determination of the Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

            5.4 Indemnification and Exculpation. The members of the Committee, its agents, and officers, directors, and employees of the Corporation and its affiliates shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Corporation's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct.




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                ARTICLE VI - NAMED FIDUCIARY AND CLAIMS PROCEDURE

            6.1 Named Fiduciary. The Named Fiduciary of the Plan and for purposes of the claims procedure under this Plan is the Chief Human Resources Officer of the Corporation. The business address and telephone number of the Chief Human Resources Officer is:

                        Vice President, Human Resources and Administration USEC Inc.
                        6903 Rockledge Drive
                        Bethesda, Maryland  20817
                        301-564-3306

                        The Corporation shall have the right to change the Named Fiduciary of the Plan created under this Plan. The Corporation shall also have the right to change the address and telephone number of the Named Fiduciary. The Corporation shall give the Participants written notice of any change of the Named Fiduciary, or any change in the address and telephone number of the Named Fiduciary.

            6.2 Payment of Benefits. Benefits shall be paid in accordance with the provisions of this Plan. Upon the occurrence of an event which would make the payment of benefits possible to a Participant under Article IV of this Plan, the Named Fiduciary shall give written notice by registered mail to the Participant, or his beneficiary or contingent beneficiary, of the possible availability of benefits under this Plan. The Participant, or his beneficiary or contingent beneficiary (hereinafter collectively referred to as the "Claimant") shall then make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the Named Fiduciary by registered mail.

            6.3 Denied Claim. If the claim is denied, either wholly or partially, notice of the decision shall be sent by registered mail to the claimant within a reasonable time period. This time period shall not exceed 90 days after the receipt of the claim by the Named Fiduciary.

            6.4 Written Notice. The Named Fiduciary shall provide such written notice to every claimant who is denied a claim for benefits under this Plan. The notice shall set forth the following information:

                        6.4(a)      the specific reasons for the denial;

                        6.4(b) the specific reference to pertinent Plan provisions on which the denial is based;

                        6.4(c) a description of any additional material or information necessary for


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                                    the claimant to perfect the claim and an
                                    explanation of why such material or
                                    information is necessary; and

                        6.4(d) appropriate information and explanation of the claims procedure under this Plan to permit the claimant to submit his claim for review.

            6.5 Appeal. The claims procedure under this Plan shall allow the claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Committee.

                        6.5(a) The claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within sixty (60) days after receipt by the claimant of the written notice of denial.

                        6.5(b) The claimant shall have the following rights under this appeal procedure:

                                    (1) to request a review by the Committee
                                        upon written application to the Named
                                        Fiduciary;

                                    (2) to review pertinent documents with
                                        regard to the employee benefit plan
                                        created under this Plan;

                                    (3) the right to submit issues and comments
                                        in writing;

                                    (4) to request an extension of time to make
                                        a written submission of issues and
                                        comments; and

                                    (5) to request that a hearing be held to
                                        consider claimant's appeal.

            6.6 Review of Appeal. The decision on the review of the denied claim shall promptly be provided by the Committee:


                        6.6(a) within forty-five (45) days after the receipt of the request for review if no hearing is held; or

                        6.6(b) within ninety (90) days after the receipt of the request for review, if an extension of time is necessary in order to hold a hearing.

                                    (1)         If an extension of time is
                                                necessary in order to hold a
                                                hearing, the Committee shall
                                                give the claimant written notice
                                                of the extension of time and of
                                                the hearing. This notice shall
                                                be given prior to any extension.



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                                    (2)         The written notice of extension
                                                shall indicate that an extension
                                                of time will occur in order to
                                                hold a hearing on claimant's
                                                appeal. The notice shall also
                                                specify the place, date, and
                                                time of that hearing and the
                                                claimant's opportunity to
                                                participate in the hearing. It
                                                may also include any other
                                                information the Committee
                                                believes may be important or
                                                useful to the claimant in
                                                connection with the appeal.

            6.7 Hearing. The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Committee, whether or not the Claimant requests such a hearing.

            6.8 Written Decision. The Committee's decision on review shall be made in writing and provided to the Claimant within the specified time periods. This written decision on review shall contain the following information:

                        6.8(a) the decision(s);

                        6.8(b) the reasons for the decision(s); and

                        6.8(c) specific references to the Plan provisions of the
                               Plan on which the decision(s) is/are based.

All of this information shall be written in a manner calculated to be understood by the claimant.




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                ARTICLE VII - MERGER, AMENDMENT, AND TERMINATION

            7.1 Merger, Consolidation, or Acquisition. The Plan shall be binding upon the Corporation, its assigns, and any successor Corporation which shall succeed to substantially all of its assets and business through merger, consolidation or acquisition.

            7.2 Amendment and Termination. The Board of Directors of the Corporation may amend, modify, or terminate the Plan at any time. In the event of a termination of the Plan pursuant to this section, unpaid benefits of Participants who have retired or benefits of those Participants who are eligible for retirement under the terms of the Qualified Plan shall continue to be an obligation of the Corporation and shall be paid as scheduled.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized officer on this 30th day of September, 1999, effective as of the 1st day of September, 1999.

USEC INC.

By /s/ Henry Z Shelton, Jr.
---------------------------
     Henry Z Shelton, Jr.
     Senior Vice President and CFO

ATTEST

By /s/ Robert J. Moore
----------------------
[SEAL]




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